Exhibit 99.1

FOR RELEASE: Tuesday, July 30, 2019 at 4:30 PM (Eastern)
HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2019
Shreveport, Louisiana – July 30, 2019 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2019 of $1.2 million, which was substantially consistent with net income  for the three months ended June 30, 2018. The Company’s basic and diluted earnings per share were $0.66 and $0.62, respectively, for the three months ended June 30, 2019 compared to basic and diluted earnings per share of $0.66 and $0.61, respectively, for the three months ended June 30, 2018. The Company reported net income of $4.7 million for the year ended June 30, 2019 compared to $3.6 million for the year ended June 30, 2018. The Company’s basic and diluted earnings per share were $2.68 and $2.50, respectively, for the year ended June 30, 2019 compared to $1.98 and $1.87, respectively, for the year ended June 30, 2018. The increase in net income for the year ended June 30, 2019 as compared to the prior year reflected in part the effect of the one-time non-cash charge in the quarter ended December 31, 2017, related to the re-measurement of the Company's deferred tax assets arising from the lower U.S. corporate tax rate provided for by the Tax Cuts and Jobs Act (the “Tax Act”) enacted in December 2017 combined with a reduction in the Company’s effective tax rate for the year ended June 30, 2019. The non-recurring deferred tax adjustment was $642,000 for the year ended June 30, 2018 representing $0.35 diluted earnings per share.
The Company reported the following key achievements during fiscal 2019:
❖	Total deposits increased $27.9 million or 7.7% to $388.2 million at year end.
❖	Total assets increased $20.8 million or 4.9% to $442.5 million at year end.
❖	Total equity increased $3.3 million or 7.0% to $50.3 million at year end.
❖	Opened new Pierremont Banking Center in Shreveport in March 2019.

The $16,000 decrease in net income for the three months ended June 30, 2019 resulted primarily from a decrease of $138,000, or 3.6%, in net interest income, and a $67,000, or 2.4%, increase in non-interest expense, partially offset by a decrease of $113,000, or 27.4%, in provision for income taxes, a decrease of $50,000, or 25.0%, in provision for loan losses and a $26,000, or 3.4%, increase in non-interest income.  The decrease in net interest income for the three months ended June 30, 2019 was due to a $365,000, or 39.4%, increase in total interest expense, partially offset by an increase of $227,000, or 4.8%, in total interest income, primarily due to an increase in the average volume of deposits. The Company’s average interest rate spread was 3.24% for the three months ended June 30, 2019 compared to 3.63% for the three months ended June 30, 2018. The Company’s net interest margin was 3.56% for the three months ended June 30, 2019 compared to 3.86% for the three months ended June 30, 2018. The decrease in net interest margin on a comparative quarterly basis was primarily the result of an increase of 44 basis points in average cost on average balances of interest-bearing deposits combined with a $27.1 million increase in average balance of interest-bearing deposits for the three months ended June 30, 2019 compared to the prior year.
The increase in net income for the year ended June 30, 2019 resulted primarily from a decrease of $969,000, or 43.0%, in the provision for income taxes, a $450,000, or 42.9%, decrease in the provision for loan losses, and an increase of $386,000, or 2.6%, in net interest income partially offset by a decrease of $604,000, or 20.2%, in non-interest income and a $26,000, or 0.2%, increase in non-interest expense. The decrease in the provision for income taxes for the year ended June 30, 2019 over the prior year was primarily due to the $642,000 re-measurement charge of the Company’s net deferred tax asset in the quarter ended December 31, 2017, as a result of the Tax Act signed into law on December 22, 2017, combined with a reduction in the Company’s effective tax rate for the year ended June 30, 2019, also as a result of the Tax Act. The increase in net interest income for the year was due to a $1.4 million, or 7.7%, increase in total interest income, partially offset by a $1.0 million, or 29.7%, increase in interest expense on borrowings and deposits. The Company’s average interest rate spread was 3.50% for the year ended June 30, 2019 compared to 3.58% for the year ended June 30, 2018. The Company’s net interest margin was 3.78% for the year ended June 30, 2019 compared to 3.80% for the year ended June 30, 2018.  The decrease in the average interest rate spread and net interest margin was attributable primarily to an increase of 30 basis points in average rate on interest bearing liabilities for the year ended June 30, 2019 compared to the prior year.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2019		2018
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$329,800	5.43%	$322,884	5.42%
Investment securities	67,886	2.38	59,967	2.11
Interest-earning deposits	16,297	2.34	12,710	1.80
Total interest-earning assets	$413,983	4.81%	$395,561	4.80%

Interest-bearing liabilities:
Savings accounts	$35,647	0.61%	$35,738	0.53%
NOW accounts	30,705	0.57	35,692	0.47
Money market accounts	76,322	1.21	68,996	0.78
Certificates of deposit	186,344	2.03	161,457	1.52
Total interest-bearing deposits	329,018	1.55	301,883	1.11
Other bank borrowings	234	5.13	--	--
FHLB advances	1,280	5.02	16,439	2.27
Total interest-bearing liabilities	$330,532	1.57%	$318,322	1.17%

	For the Year Ended June 30,
	2019		2018
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$326,994	5.52%	$323,692	5.28%
Investment securities	63,029	2.32	59,948	1.96
Interest-earning deposits	14,613	2.24	9,289	1.52
Total interest-earning assets	$404,636	4.90%	$392,929	4.69%

Interest-bearing liabilities:
Savings accounts	$35,449	0.55%	$36,323	0.53%
NOW accounts	30,617	0.54	34,892	0.47
Money market accounts	72,266	1.05	51,571	0.57
Certificates of deposit	178,823	1.82	165,141	1.45
Total interest-bearing deposits	317,155	1.38	287,927	1.06
Other bank borrowings	172	5.23	89	4.49
FHLB advances	4,697	3.04	27,242	1.63
Total interest-bearing liabilities	$322,024	1.41%	$315,258	1.11%

The $26,000 increase in non-interest income for the three months ended June 30, 2019 compared to the prior year quarterly period was primarily due to increases of $40,000 in service charges on deposit accounts, $37,000 in gain on sale of loans, and $1,000 on income from bank owned life insurance partially offset by a decrease of $52,000 in other income. The $604,000 decrease in non-interest income for the year ended June 30, 2019, compared to the prior year, was primarily due to an increase of $344,000 in loss on sale of real estate, combined with decreases of $213,000 in gain on sale of loans,  $94,000 in gain on sale of securities, and $45,000 in other income partially offset by a $92,000 increase in service charges on deposit accounts. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk. The decrease in gain on sale of loans for the year ended June 30, 2019 over the prior year reflects a reduced emphasis on the Company’s mortgage banking operations in recent periods and fewer loans originated for sale.
The $67,000 increase in non-interest expense for the three months ended June 30, 2019, compared to the same period in 2018, is primarily attributable to increases of $63,000 in advertising expense, $59,000 in occupancy and equipment expense, $17,000 in loan and collection expense, $14,000 in other non-interest expense, $8,000 in compensation and benefits expense, and $1,000 in franchise and bank shares tax expense. The increases were partially offset by decreases of $50,000 in legal fees, $36,000 in data processing, $8,000 in audit and examination fees, and $1,000 in deposit insurance premiums. The $26,000 increase in non-interest expense for the year ended June 30, 2019, compared to the year ended  June 30, 2018, is primarily attributable to increases of $177,000 in advertising expense, $63,000 in other non-interest expense, $21,000 in loan and collection expense, and $14,000 in occupancy and equipment expense partially offset by decreases of $129,000 in data processing expense, $57,000 in compensation and benefits expense, $37,000 in deposit insurance premiums, $13,000 in audit and examination fees, and $13,000 in legal fees.
At June 30, 2019, the Company reported total assets of $442.5 million, an increase of $20.8 million, or 4.9%, compared to total assets of $421.7 million at June 30, 2018. The increase in assets was comprised primarily of increases in investment securities of $8.8 million, or 15.1%, from $58.2 million at June 30, 2018 to $67.0 million at June 30, 2019, loans receivable net of $6.6 million, or 2.1%, from $317.5 million at June 30, 2018 to $324.1 million at June 30, 2019, cash and cash equivalents of $2.2 million, or 14.1%, from $15.9 million at June 30, 2018 to $18.1 million at June 30, 2019,  loans held-for-sale of $1.8 million, or 27.3%, from $6.8 million at June 30, 2018 to $8.6 million at June 30, 2019, premises and equipment, net of $1.4 million, or 10.7%, from $12.2 million at June 30, 2018 to $13.6 million at June 30, 2019, real estate owned of $189,000, or 16.1%, from $1.2 million at June 30, 2018 to $1.4 million at June 30, 2019.  These increases were partially offset by decreases in deferred tax assets of $253,000, or 23.0%, from $1.1 million at June 30, 2018 to $849,000 at June 30, 2019.  The increase in investment securities was primarily due to the purchase of $18.5 million of mortgage-backed securities offset by $11.0 million of principal repayments on mortgage-backed securities. The increase in real estate owned was due to the acquisition of two one-to-four family residences totaling $886,000 offset by the sale of two one-to-four family residences totaling $697,000.
Total liabilities increased $17.5 million, or 4.7% from $374.6 million at June 30, 2018 to $392.1 million at June 30, 2019 primarily due to an increase in total deposits of $27.9 million, or 7.7%, to $388.2 million at June 30, 2019 compared to $360.3 million at June 30, 2018, and other borrowings of $150,000, or 50.0%, to $450,000 at June 30, 2019 compared to $300,000 at June 30, 2018, partially offset by a decrease of $10.3 million, or 88.4%, in advances from the Federal Home Loan Bank  to $1.4 million at June 30, 2019 compared to $11.6 million at June 30, 2018, and a $274,000, or 11.3%, decrease in other liabilities to $2.1 million at June 30, 2019 compared to $2.4 million at June 30, 2018.  The increase in deposits was primarily due to a $22.0 million, or 13.6%, increase in certificates of deposits from $161.3 million at June 30, 2018 to $183.3 million at June 30, 2019, a $4.7 million, or 6.8%, increase in money market deposits from $70.2 million at June 30, 2018 to $74.9 million at June 30, 2019, a $3.3 million, or 9.2%, increase in savings deposits from $36.2 million at June 30, 2018 to $39.5 million at June 30, 2019, and a $1.4 million, or 2.3%, increase in non-interest bearing demand deposits from $58.0 million at June 30, 2018 to $59.4 million at June 30, 2019, partially offset by a decrease of $3.5 million, or 10.2%, in interest bearing demand deposits from $34.5 million at June 30, 2018 to $31.0 million at June 30, 2019. At June 30, 2019, the Company had $11.2 million in brokered deposits compared to $8.7 million at June 30, 2018. The increase in brokered deposits is due to additional purchases during the year ended June 30, 2019. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.  The decrease in advances from the Federal Home Loan Bank was primarily due to growth in total deposits which replaced advances as a source of funds.

At June 30, 2019, the Company had $5.1 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.0 million of non-performing assets at June 30, 2018, consisting of two commercial business loans, five single-family residential loans, two line of credit loans, one lot loan, one land loan, one residential lot in other real estate owned, and two single family residential loans in other real estate owned at June 30, 2019, compared to one commercial business loan, nine single-family residential loans, three line of credit loans, one residential lot in other real estate owned and two single family residential loans in other real estate owned at June 30, 2018. At June 30, 2019, the Company had four single family residential loans, one line of credit loan, two commercial business loans, two commercial land and lot development loans and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard, compared to eight single family residential loans, two line of credit loans, one commercial business loan to one borrower and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans and one single family residential loan classified as substandard at June 30, 2018. There were no loans classified as doubtful at June 30, 2019 or June 30, 2018.
Shareholders’ equity increased $3.3 million, or 7.0%, to $50.3 million at June 30, 2019 from $47.0 million at June 30, 2018.  The primary reasons for the changes in shareholders’ equity from June 30, 2018 were net income of $4.7 million, the increase in the Company’s accumulated other comprehensive income of $1.1 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $670,000, and proceeds from the issuance of common stock from the exercise of stock options of $325,000. These increases in shareholders’ equity were partially offset by the acquisition of Company stock of $2.4 million, and dividends paid totaling $1.1 million.
The Company repurchased 76,217 shares of its common stock under its stock repurchase program during the year ended June 30, 2019 at an average price per share of $32.11. On December 12, 2018, the Company announced that its Board of Directors approved an eighth stock repurchase program for the repurchase of up to 95,000 shares. As of June 30, 2019, there were 55,398 shares remaining for repurchase under the eighth stock repurchase program.
Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its seven full-service banking offices and home office in northwest Louisiana.
Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	June 30,
	2019	2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$18,108	$15,867
Securities available for sale at fair value	41,655	29,324
Securities held to maturity (fair value June 30, 2019: $25,532; June 30, 2018: $27,818)	25,349	28,888
Loans held-for-sale	8,608	6,762
Loans receivable, net of allowance for loan losses (June 30, 2019: $3,452; June 30, 2018: $3,425)	324,134	317,493
Premises and equipment, net	13,554	12,243
Deferred tax asset	849	1,102
Real estate owned	1,366	1,177
Other assets	8,830	8,794

Total assets	$442,453	$421,650

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$388,164	$360,260
Advances from the Federal Home Loan Bank of Dallas	1,355	11,637
Other Borrowings	450	300
Other liabilities	2,142	2,416

Total liabilities	392,111	374,613

Shareholders’ equity	50,342	47,037

Total liabilities and shareholders’ equity	$442,453	$421,650

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest income
Loans, including fees	$4,465	$4,363	$18,058	$17,106
Investment securities	16	12	62	47
Mortgage-backed securities	386	303	1,398	1,129
Other interest-earning assets	95	57	328	141
Total interest income	4,962	4,735	19,846	18,423
Interest expense
Deposits	1,272	833	4,380	3,046
Federal Home Loan Bank borrowings	16	93	143	445
Other bank borrowings	3	--	9	4
Total interest expense	1,291	926	4,532	3,495
Net interest income	3,671	3,809	15,314	14,928

Provision for loan losses	150	200	600	1,050
Net interest income after provision for loan losses	3,521	3,609	14,714	13,878

Non-interest income
Gain on sale of loans	484	447	1,555	1,767
(Loss) on sale of real estate	--	--	(345)	(1)
Gain on sale of securities	--	--	--	94
Income on bank owned life insurance	35	34	140	140
Service charges on deposit accounts	263	223	975	883
Other income	12	64	60	105

Total non-interest income	794	768	2,385	2,988

Non-interest expense
Compensation and benefits	1,648	1,640	6,443	6,500
Occupancy and equipment	388	329	1,359	1,345
Data processing	128	164	533	662
Audit and examination fees	53	61	242	254
Franchise and bank shares tax	97	96	392	392
Advertising	131	68	362	185
Legal fees	111	161	544	557
Loan and collection	81	64	290	269
Deposit insurance premium	29	30	88	125
Other expenses	189	175	820	757

Total non-interest expense	2,855	2,788	11,073	11,046

Income before income taxes	1,460	1,589	6,026	5,820
Provision for income tax expense	299	412	1,283	2,252

NET INCOME	$1,161	$1,177	$4,743	$3,568

EARNINGS PER SHARE

Basic	$0.66	$0.66	$2.68	$1.98
Diluted	$0.62	$0.61	$2.50	$1.87

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018

Selected Operating Ratios(1):
Average interest rate spread	3.24%	3.63%	3.50%	3.58%
Net interest margin	3.56%	3.86%	3.78%	3.80%
Return on average assets	1.05%	1.12%	1.10%	0.85%
Return on average equity	9.37%	10.03%	9.82%	7.61%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	1.15%	0.72%	1.15%	0.72%
Allowance for loan losses as a percent of non-performing loans	92.3%	112.17%	92.3%	112.17%
Allowance for loan losses as a percent of total loans receivable	1.05%	1.07%	1.05%	1.07%

Per Share Data:
Shares outstanding at period end	1,845,482	1,894,081	1,845,482	1,894,081
Weighted average shares outstanding:
Basic	1,748,218	1,791,595	1,767,736	1,734,948
Diluted	1,874,634	1,919,185	1,894,011	1,846,540
Tangible book value at period end	$27.28	$24.83	$27.28	$24.83

(1) Ratios for the three month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145